EXHIBIT 10.25


                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference the 15th day of March, 2000 between Neptune Management Corp., a company incorporated under the laws of the State of California (the "Purchaser"), David Noftsger ("Noftsger") and John Bethel ("Bethel") (collectively, the "Vendor") and The Neptune Society, Inc., a company incorporated under the laws of the State of Florida ("Neptune").

WHEREAS:

A. Cremation Society of Iowa, Inc. ("CSI") operates and carries on, directly and indirectly, a business known as "Cremation Society of Iowa" and "Assured Care Funeral Service", providing funeral, burial and cremation services including the provision and sale of pre-need cremation services (the "Business").

B. The Vendor is the legal and beneficial owner of 100% of the issued and outstanding shares of CSI (the "CSI Shares").

C. Neptune is the legal and beneficial owner of 100% of the issued and outstanding shares of the Purchaser.

D. The Vendor has agreed to sell all of the issued and outstanding shares in CSI and the Purchaser has agreed to purchase all of the issued and outstanding shares of CSI on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:


5    INTERPRETATION

5.1 Definitions : In this Agreement and in any schedules and amendments, the following terms shall have the meanings set forth below unless the context otherwise requires:

     (a) "Agreement" means this Agreement including the Schedules attached as the same may be amended or supplemented from time to time;

     (b) "Assets" means all of the Vendor's rights in the Pre-Need Contracts, the Trust Accounts, the Intangible Assets, the Land and Buildings, the Leased Assets, the Leases, the Material Contracts and all other leases and contracts, subject to the Purchaser's right not to assume specific contracts, the Other Operating and Fixed Assets, the Operating Entities and all other fixed assets and equipment used in connection with the Business, all licenses and other rights required in order for the Purchaser to operate the Business, the Insurance Policies, all existing and prospective customer lists, lists of suppliers, employee contracts, promotional material, websites



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          and electronic  commerce sites, price lists, the Books and Records and other information relating to the day to day carrying on of the Business but does not include the Excluded Assets or the Excluded Liabilities;

     (c) "Books and Records" means all files, ledgers, correspondence, lists, manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, financial statements, financial working papers, computer discs, tapes or other means of electronic storage, and all other records or documents of any nature or kind whatsoever belonging to the Vendor and used in connection with the Business;

     (d) "Business Day" means any day except Saturday, Sunday or any statutory holiday in the State of Iowa;

     (e)  "Charter   Documents"  means  articles,   articles  of  incorporation,
          memorandum,   memorandum  of  association,  articles  of  association,
          by-laws, or any similar document of a corporate entity;

     (f) "Claim" means any claim by the Purchaser against the Vendor, or the Vendor against the Purchaser, for any breach of representation, warranty, covenant or other agreement or obligation of the Vendor or Purchaser pursuant to this Agreement;

     (g) "Closing" means the completion of the sale and purchase of the Assets as provided in this Agreement;

     (h) "Closing Date" means the close of business (i.e. 6:00 p.m.) on March 20, 2000 or such other date as the parties may agree to in writing;

     (i) "CSI EBITDA" means earnings before income tax, depreciation, and amortization from the Business generated from the CSI Locations, determined in accordance with generally accepted accounting principles of the United States of America, consistently applied. Schedule K sets forth more particularly how the CSI EBITDA will be calculated for the purposes of this Agreement;

     (j) "CSI Locations" means the locations of the Business at 128 SE Shurfine Dr., Ankeny, Iowa and 102 N.E. Trilein, Ankeny, Iowa, including any replacements locations which the Neptune Entities operate as they may determine;

     (k) "CSI Net Income" means earnings after income tax, depreciation, and amortization from the Business generated from the CSI Locations, determined in accordance with generally accepted accounting principles of the United States of America, consistently applied.


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                                      -3-



     (l) "Encumbrances" means and includes, whether or not registered or recorded, any and all:

          (i) mortgages, assignments of rent, liens, licences, leases, charges, security interests, hypothecs, and pledges against property (whether real, personal, mixed, tangible or intangible), or conditional sales contracts or title retention agreements or equipment trusts or financing leases relating thereto, or any subordination to any right or claim of others in respect thereof;

          (ii) claims, interests and estates against or in proper (whether real, personal, mixed, tangible or intangible) including easements, rights-of-way servitudes or other similar rights in property granted to or reserved or taken by any person or any governmental body or authority;

          (iii)any option, or other right to acquire, or acquire any interest in, any property; and

          (iv) other encumbrances of whatsoever nature and kind against property (whether real, personal, mixed, tangible or intangible);

     (m)  "Effective Date" means March 15, 2000;

     (n) "Excluded Assets" means the accounts receivable balance for performed at-need services of the Business at the Effective Date, the pre-paid expenses of the Business at the Effective Date, and the cash and cash equivalents of the Business at the Effective Date;

     (o) "Excluded Liabilities" means all actual or accrued liabilities, including but not limited to all trade payables, commissions payable, sales tax, employee remittances of every kind whatsoever, federal, municipal, and/or state taxes of any kind whatsoever, with respect to the Business up to the Effective Date but does not include the following debts (the "Excluded Debts"):

          i. loan in the principal amount of $13,380.25 payable to Karl Chevrolet Inc., in respect of purchase of Mercury Sable GS, due on March 15, 2003; and

          ii. loan in the principal amount of $9,879.25 payable to Karl Chevrolet Inc., in respect of purchase of Ford Winstar, due on January 13, 2003.

     (p) "Gross CSI Revenues" means gross revenue from the Business generated by the CSI Locations, determined in accordance with generally accepted accounting principles of the United States of America, consistently applied;



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                                      -4-



     (q) "Insurance Policies" means those insurance policies as set forth in Schedule A;

     (r) "Intangible Assets" means those registered and unregistered names, trade names, trademarks, designs, copyrights, patents and similar rights specifically including, but not limited to, the Trade Names and any proprietary software set forth in Schedule B;

     (s) "Land and Buildings" means those interests in real property set forth in Schedule C;

     (t) "Leased Assets" means those assets included in the Assets which are leased by the Vendor and set forth in Schedule D;

     (u) "Leases" means the leases under which the Leased Assets are leased by the Vendor;

     (v)  "Material  Contracts"  means those  contracts  described in Subsection
          4.10;

     (w) "Neptune Entities" means the Purchaser, Neptune, their subsidiaries, affiliates, successors or assigns

     (x) "Other Operating and Fixed Assets" means those operating and fixed assets set forth in Schedule E;

     (y)  "Operating Entities" means any subsidiaries or affiliates of CSI

     (z)  "Person" means an individual, a corporation,  a partnership,  a trust,
          an   unincorporated   organization   or   a   government   agency   or
          instrumentality;

     (aa) "Place of Closing" means the offices of Wiggens & Anderson. P.C., 700 West Towers, 1200 Valley West Drive, West Des Moines, Iowa 50266-1908;

     (bb) "Pre-Need Contracts" means those pre-need contracts set forth in Schedule F for cremation services sold prior to the death of the beneficiary by or for the Business, its predecessors and assignors for the provision of funeral cremation services;

     (cc) "Purchase Price" has the meaning ascribed thereto in Subsection 2.1 of this Agreement;

     (dd) "Securities" means any shares of Neptune described in this Agreement;

     (ee) "Specified  Assets" means those specified assets set forth in Schedule
          G;


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                                      -5-



     (ff) "Time of Closing" means the time at which the Closing takes place, which shall be 10:00 a.m. at the Place of Closing on the Closing Date or such other time as the parties may agree upon;

     (gg) "Trade Names" means "Cremation Society of Iowa", and "Assured Care Funeral Service";

     (hh) "Trust Accounts" means all cash, funds and accounts and investments set forth in Schedule H which arise from the sale of the Pre-Need Contracts which are administered in trust by the Business;

     (ii) "Unaudited Financial Statements" means the unaudited financial statements of the Business for the 12 month periods ending December 31, 1997, December 31, 1998, and December 31, 1999, copies of which is incorporated as Schedule I; and

5.2 Schedules : The following are the schedules delivered concurrently with, and incorporated in, this Agreement:

    Schedule   Description                                       Reference

       A       List of Insurance Policies                        4.6(a)(b)(c)

       B       List of Intangible Assets                         4.1(i)

       C       List of Land and Buildings                        4.1(h)

       D       List of Leased Assets                             4.1(c)

       E       List of Other Operating and Fixed Assets          4.1(d)(j)

       F       List of Pre-Need Contracts                        4.10(b)

       G       List of Specified Assets                          4.1(d)

       H       List of Trust Accounts                            4.2

       I       Unaudited Financial Statements                    4.4

       J       List of Bank Accounts                             4.5(b)

       K       CSI EBITDA                                        3

       L       List of Employees and Employee Benefit Plans      4.8(a)(c)

       M       List of Material Contracts                        4.10

       N       Required Consents, Assignments                    4.14(a), 8.1(a)


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                                      -6-



    Schedule   Description                                       Reference

       O       Certificates of Accredited Investor               8.1(d)

       P       Noftsger Employment/Non-compete Agreement         8.1(j)

       Q       Bethel Employment/Non-compete Agreement           8.1(k)

       R       Disclosure Statement                              8.1 (m)

5.3 Division, Headings, Index : The division of this Agreement into sections, subsections and paragraphs and the insertion of headings and any index provided are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

5.4 Genderand Number : Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include both genders.

5.5 The Use of the Vendor: Unless otherwise specified, the use of the term the Vendor shall refer to Noftsger and/or Bethel and all obligations of the Vendor hereunder shall be joint and several as between Noftsger and Bethel.

5.6 Currency : All dollar amounts referred to in this Agreement are stated in United States of America currency, unless otherwise expressly stated.

6    PURCHASE AND PURCHASE PRICE

6.1 Purchase: On the Closing Date and subject to the terms and conditions contained in this Agreement, the Vendor shall sell, assign and transfer the CSI Shares, free from any and all Encumbrances, and the Purchaser shall purchase the CSI Shares, free from any and all Encumbrances, for the aggregate price of $1,110,000.00 plus the contingent purchase price as described in Section 3 ("Contingent Purchase Price") below (the "Purchase Price").

6.2 Payment of Purchase Price: At the Time of Closing, all amounts of the Purchase Price other than the Contingent Purchase Price will be payable by the Purchaser to the Vendor as follows:

     (a) the sum of $10,000.00 by way of a deposit which both parties acknowledge has been paid by the Purchaser to the Purchaser's attorney pursuant to that certain letter of intent between the parties dated January 20, 2000;

     (b) the sum of $100,000.00 to be divided equally between Noftsger and Bethel and paid to them by way of certified or attorneys' checks; and







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                                      -7-



     (c) the balance of the Purchase Price by way of 161,032 common shares of Neptune (the "Neptune Shares") issued to Noftsger and Bethel, in equal portions; provided, however, as follows:

          (i) in the event that the average closing price of the common shares of Neptune on the NASD OTC Bulletin Board, or other stock exchange in the United States of America, for the five day period preceding the 120th day following the Closing Date (the "Deemed Price") is less than $4.00 per share, the Purchaser, at its option, will deliver to Noftsger and Bethel, in equal portions, either (i) that number of common shares of Neptune which will increase the aggregate deemed value of the Neptune Shares to $1,000,000.00; (ii) cash in an amount equal to $1,000,000.00 less the aggregate deemed value of the Neptune Shares on the Price Date; or (iii) a combination of common shares of Neptune and cash which, when added to the Neptune Shares, will equal an aggregate deemed value of $1,000,000.00;

          (ii) in the event that on the 120th day following the Closing, the common shares of Neptune are not publically traded on the NASD OTC Bulletin Board or any other recognized exchange in the United States of America, the Neptune Shares will be deemed to have a value of $5.00 per share and the Purchaser, at its option, will deliver to Noftsger and Bethel, in equal portions, either (i) that number of common shares of Neptune which will increase the aggregate deemed value of the Neptune Shares to $1,000,000.00;
               (ii) cash in an amount equal to $1,000,000.00 less the aggregate deemed value of the Neptune Shares at $5.00 per share; or (iii) a combination of common shares of Neptune and cash which, when added to the Neptune Shares, will equal an aggregate deemed value of $1,000,000.00; and

          (iii)the Purchaser will not issue fractional shares of Neptune to Noftsger and Bethel.

6.3 Holdback: In the event that at the Time of Closing, any consents, assignments or transfers of funeral licenses necessary for the Purchaser to operate the Business as owner of CSI have not been obtained by the Purchaser, the Purchaser is entitled to holdback of 10% of any compensation paid to the Vendor under Section 2.2(c) (the Holdback). The Holdback will only be issued to Noftsger and Bethel immediately upon the Purchaser obtaining any consents, assignments or transfers of funeral licenses necessary for the Purchaser to operate the Business as owner of CSI.


6.4 Effective Date: Notwithstanding the Closing Date, all transactions contemplated in this Agreement will be effective on the Effective Date. All income from deaths occurring on or before the Effective Date shall be the income of Vendor and all income from deaths occurring after the Effective Date shall be the income of Purchaser.






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                                      -8-



6.5  Control  of  Excluded  Assets:  From and  after  the  Effective  Date,  the
     Purchaser  will  have  operational   control  and   responsibility  of  the
     management of the Excluded Assets.

6.6 Reconciliation: On or before April 15, 2000 (the "Reconciliation Date"), the Purchaser will provide to the Vendor a reconciliation of the Excluded Assets and Excluded Liabilities, being that amount of cash, collections and amounts paid, respectively, from the Effective Date.

6.7 Payment of Difference: Any amount of cash and collected receivables that pertain to the Excluded Assets, which is in excess of the amount of payments that pertain to the Excluded Liabilities, will be paid by the Purchaser to the Vendor on or before April 30, 2000. Any amount of cash and collected receivables that pertain to the Excluded Assets which is less than the amount of payments that pertain to the Excluded Liabilities will be paid by the Vendor to the Purchaser on or before April 30, 2000. All account receivables collected by the Purchaser after April 15, 2000 shall be paid to the Vendor within ten (10) days of receipt.

6.8 Right of Set-Off: In the event that the Vendor owes the Purchaser any amounts in connection with the reconciliation set forth in this Section 2, the Purchaser and Neptune have the right to set-off any such amount against any money due and owing to the Vendor from the Purchaser or Neptune under this or any other Agreement.

7    CONTINGENT PURCHASE PRICE

3.1 First Contingency Purchase Price: Within sixty (60) days of the one year anniversary of the Closing Date (such anniversary date to be referred to as the First Contingency Date) the Purchaser will pay to the Vendor:

     (a) 3% of the Gross CSI Revenues from the twelve (12) month period immediately preceding the First Contingency Date; and

     (b) 19% of the CSI EBITDA from the twelve (12) month period immediately preceding the First Contingency Date

          (collectively, the First Contingency Price)

     by issuing to Noftsger and Bethel, in equal portions, that number of common shares of Neptune which equals the First Contingency Price divided by the 10 day average closing price of such shares on the NASD OTC Bulletin Board, or other stock exchange in the United States of America, calculated five business days before the First Contingency Date (the First Deemed Price), provided, however, as follows:

          (i) the Purchaser will not issue fractional shares of Neptune to the Noftsger and Bethel;





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                                      -9-



          (ii) in the event that the First Deemed Price is less than $4.00 per share on the First Contingency Date, the Purchaser, at its option, will deliver to Noftsger and Bethel, in equal portions, either (1) cash in an amount equal to the First Contingency Price; or (2) a combination of common shares of Neptune and cash which equal an aggregate deemed value of the First Contingency Price; and

          (iii)in the event that on the First Contingency Date, the common shares of Neptune are not publically traded on the NASD OTC
               Bulletin Board or any other recognized exchange in the United States of America, the Purchaser will pay the First Contingency Price to Noftsger and Bethel, in equal portions, by way of deliver of certified checks.

3.2 Second Contingency Purchase Price: Within sixty (60) days of the two year anniversary of the Closing Date (such anniversary date to be referred to as the Second Contingency Date) the Purchaser will pay to the Vendor:

     (a) 3% of the Gross CSI Revenues from the twelve (12) month period immediately preceding the Second Contingency Date; and

     (b) 19% of the CSI EBITDA from the twelve (12) month period immediately preceding the Second Contingency Date

          (collectively, the Second Contingency Price)

     by issuing to Noftsger and Bethel, in equal portions, that number of common shares of Neptune which equals the Second Contingency Price divided by the 10 day average closing price of such shares on the NASD OTC Bulletin Board, or other stock exchange in the United States of America, calculated five business days before the Second Contingency Date (the Second Deemed Price), provided, however, as follows:

          (i) the Purchaser will not issue fractional shares of Neptune to the Noftsger and Bethel;

          (ii) in the event that the Second Deemed Price is less than $4.00 per share on the Second Contingency Date, the Purchaser, at its option, will deliver to Noftsger and Bethel, in equal portions, either (1) cash in an amount equal to the Second Contingency Price; or (2) a combination of common shares of Neptune and cash which equal an aggregate deemed value of the Second Contingency Price; and

          (iii)in the event that on the Second Contingency Date, the common shares of Neptune are not publically traded on the NASD OTC Bulletin Board or any





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                                      -10-



               other recognized exchange in the United States of America, the Purchaser will pay the Second Contingency Price to Noftsger and Bethel, in equal portions, by way of deliver of certified checks.

3.3 Third Contingency Purchase Price: Within sixty (60) days of the three year anniversary of the Closing Date (such anniversary date to be referred to as the Third Contingency Date) the Purchaser will pay to the Vendor:

     (a) 3% of the Gross CSI Revenues from the twelve (12) month period immediately preceding the Third Contingency Date; and

     (b) 19% of the CSI EBITDA from the twelve (12) month period immediately preceding the Third Contingency Date

          (collectively, the Third Contingency Price)

     by issuing to Noftsger and Bethel, in equal portions, that number of common shares of Neptune which equals the Third Contingency Price divided by the 10 day average closing price of such shares on the NASD OTC Bulletin Board, or other stock exchange in the United States of America, calculated five business days before the Third Contingency Date (the Third Deemed Price), provided, however, as follows:

          (i) the Purchaser will not issue fractional shares of Neptune to the Noftsger and Bethel;

          (ii) in the event that the Third Deemed Price is less than $4.00 per share on the Third Contingency Date, the Purchaser, at its option, will deliver to Noftsger and Bethel, in equal portions, either (1) cash in an amount equal to the Third Contingency Price; or (2) a combination of common shares of Neptune and cash which equal an aggregate deemed value of the Third Contingency Price; and

          (iii)in the event that on the Third Contingency Date, the common shares of Neptune are not publically traded on the NASD OTC
               Bulletin Board or any other recognized exchange in the United States of America, the Purchaser will pay the Third Contingency Price to Noftsger and Bethel, in equal portions, by way of deliver of certified checks.

3.4 Bonus Contingency Purchase Price: Within sixty (60) days of the expiration of each twelve (12) month period following the four year anniversary of the Closing Date (such expiration dates to be referred to as the Bonus Contingency Dates) the Purchaser will pay to Noftsger and Bethel, in equal portions, by way of delivery of certified checks, 10.0% of the CSI Net Income from the twelve (12) month period immediately preceding each respective Bonus

     Contingency Date. The payments set forth in this Subsection 3.4 shall continue so long as either Noftsger or Bethel continue as consultants or employees of the Neptune Entities for the twelve (12) month period immediately preceding each respective Bonus Contingency Date. In the event that Noftsger ceases to be a consultant or employee of the Neptune Entities, one half of the payments set forth in this Subsection 3.4 shall be paid to Bethel. In the event that Bethel ceases to be a consultant or employee of the Neptune Entities, one half of the payments set forth in this Subsection 3.4 shall be paid to Noftsger.

3.5 Delivery of Financial Statements: As soon as possible following each anniversary of the Closing Date, the Purchaser shall deliver to Noftsger and Bethel copies of Neptunes consolidated financial statements, any other financial statements used in determining Gross CSI Revenues, CSI EBITDA, and CSI Net Income, and calculations of contingent purchase prices, along with copies of any supporting working papers for the same.

8 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIESOF NOFTSGER AND BETHEL WITH RESPECT TO THE BUSINESS

Noftsger and Bethel jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the purchase of the CSI
Shares:

8.1  Assets:

     (a) Ownership: Except for the Leased Assets and the automobiles owned by CSI, CSI has good and marketable title to all of the Assets free and clear of all Encumbrances;

     (b) Authority: Noftsger and Bethel have the legal capacity, power and authority to enter into this Agreement and to transfer the legal and beneficial title and ownership of the CSI Shares to the Purchaser free of Encumbrances;

     (c) Leased Assets: The Leased Assets are held under valid and subsisting Leases, each of which is listed in Schedule D. Each Lease is in full force and effect and without amendment thereto, and the Leases and the Leased Assets are free and clear of all Encumbrances. Except for the Leases, there are no leases, agreements to lease, tenancy arrangements or licences to which the CSI is a party which have a capitalized value in excess of $1,000. CSI has not previously assigned the Leases nor sublet its interest in any of the Leased Assets under the Leases. CSI has not released any of the other parties to such leases from the performance of any of their obligations thereunder. CSI is not in breach of any of the terms of any Leases, and CSI is not aware of any of the other parties to the Leases being in breach of any of the terms of the Leases, and, to the best of the knowledge of Noftsger and/or Bethel, no event or condition has occurred which, either immediately or after notice or lapse of time or both, could give rise to the cancellation or termination of any of the Leases. There are no rent-free periods or outstanding lessor's contributions or obligations for lessee incentives under any of the Leases which consist of subleases under which CSI is a sublessor. Noftsger and/or Bethel have no knowledge of anything or matter which does or shall give any of the sublessees under any of the subleases any right of abatement, set-off or deduction in respect of the rent payable by the sublessees;

     (d) Condition of Assets: To the best of the knowledge of Noftsger and/or Bethel, all fixed assets and equipment owned or used by CSI in the conduct of the Business, all of which is listed in either Schedules E or G, have been properly maintained and are in good working order and contain no defects which could adversely affect the operation of the Business to any material degree;

     (e) Rights to Assets: No present or former director, officer, shareholder or partner of CSI or any person not dealing at arm's length with any of the foregoing owns directly or indirectly or has any agreement, option or commitment to acquire or lease, any property, asset, right or license used by the Business;

     (f) Zoning: All real property at which CSI carries on the Business is zoned to permit the particular activity carried out on such property;

     (g) Rents and Taxes: To the best of the knowledge of Noftsger and/or Bethel, all rents, operating costs, property taxes (whether municipal, school, general and special taxes, rates, assessments, local improvements charges or frontage taxes), business taxes, development cost charges, other subdivision charges and costs and other levies which are chargeable against the Land and Buildings leased by CSI have been paid in full unless the same are not due and payable;

     (h) Land and Buildings: The list of the Land and Buildings set out in Schedule C accurately reflects all interests of CSI in real property used in the conduct of the Business. Noftsger and/or Bethel represent that all agreements with respect to CSI's interest in the Land and Buildings are in force and effect and without amendment thereto and CSI's interests in the Land and Buildings are free and clear of all Encumbrances. To the best of the knowledge of Noftsger and/or Bethel, neither asbestos nor urea formaldehyde foam is now used, or present, in any of the buildings listed in Schedule C;

     (i) Intangible Assets: The list of the Intangible Assets set out in Schedule B accurately reflects all registered and unregistered names, trade names, trademarks, designs, copyrights, patents and similar rights specifically including but not limited to the Trade Names and any proprietary software used in connection with the Business and/or owned or held by CSI on the date hereof free of Encumbrances; and

     (j) Other Operating and Fixed Assets: The list of the Other Operating and Fixed Assets set out in Schedule E accurately reflects all operating and fixed assets owned or held by CSI having an original capital cost of $500 or more which are not disclosed elsewhere in this Subsection
          1. Except for sales and purchases in the ordinary course of business since January 20, 2000, CSI owns such assets on the date hereof free of Encumbrances.

8.2  Trust Accounts:

     (a) The Trust Accounts described in Schedule H accurately reflects all funds received by CSI in connection with the sale of pre-need funeral arrangements for the Business or for undelivered funeral merchandise which has been placed in the Trust Accounts on behalf of the pre-need customer to the extent required by the terms of the Pre-Need Contract with the customer and as required by the applicable laws and regulations governing the Trust Accounts as of the date indicated in Schedule H; and

     (b)  To  the  best  of  the  knowledge  of  Noftsger  and/or  Bethel,   all
          investments of the Trust Accounts are in accordance with all applicable state and federal laws and regulations pertaining to the investment and administration of such Trust Accounts.

8.3  Business Operations:

     (a) Operating Authorities: CSI has acquired, and currently holds, all permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, orders, certificates, rulings, agreements and other concessions granted by or entered into with any governmental or regulatory authority required in connection with the Assets or the Business, that are material to the Assets or the Business and all of the foregoing are in good standing and are being complied with in all material respects;

     (b) Compliance with Laws: To the best of the knowledge of Noftsger and/or Bethel, CSI is operating and using the Assets, and is conducting the Business, in compliance with all applicable laws and regulations of each jurisdiction in which the Assets are located or in which it conducts the Business;

     (c)  Operating Entities: There are no Operating Entities other than CSI;

     (d) Owner's Criminal Records: Neither Noftsger or Bethel have criminal records; and

     (e) Jurisdictions in which Business is Carried On: CSI does not carry on the Business or own or lease any assets in any jurisdiction other than in the State of Iowa which would require registration or licensing in such jurisdiction.

8.4  Financial:

     (a) Unaudited Financial Statements: The Unaudited Financial Statements present fairly in all material respects the financial position of the Business as at the respective dates of the said statements and the results of CSI's operation of the Business for the 12 month period then ended in accordance with accounting principles used by CSI consistently applied.

     (b) No Material Change: Since December 31, 1999 and up to the date hereof there has been no material adverse change in the nature or condition of the Assets or the Business, financial or otherwise, except changes occurring in the ordinary course of its business, nor has there been any development or threatened or probable development of which CSI is aware which materially and adversely affects the Assets or the Business. The Business has been carried on in the ordinary course as it had previously been carried on. In addition, save as disclosed herein, since December 31, 1999 and up to the Time of Closing CSI has not:

          (i)  issued any shares or other securities;

          (ii) incurred any liability or obligation (absolute or contingent) save current liabilities incurred in the ordinary course of business which as to their nature and amount are inconsistent with the Business as carried on;

          (iii)discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent) except for current liabilities incurred in the ordinary course of business and except for regularly scheduled payments of term debt and lease payments;

          (iv) declared, paid, authorized or made any dividend, payment or distribution of any kind or nature to its shareholders or redeemed or purchased or otherwise acquired any of its capital stock or agreed to do so;

          (v)  subjected any of the Assets to any Encumbrances;

          (vi) sold or transferred any of the Assets or cancelled or released any debts or claims, except, in each case, in the ordinary course of business;

          (vii) waived any rights of material value;

         (viii) entered  into  any   transaction  or  into  any  contracts  or
               agreements or modifications or cancellations thereof, other than in the ordinary course of business;

          (ix) made or authorized any payment to officers, directors or employees in their capacity as such except in the ordinary course of business and at rates of salary, bonus or other remuneration consistent with remuneration of previous years;

          (x) used any funds other than in the ordinary course of business as theretofore carried on; and

          (xi) made any capital expenditures greater than $1,000 or entered into any lease with a capitalized value greater than $1,000;

     (c) Books and Records: The Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Business and all material financial transactions of the Business have been accurately recorded in the Books and Records;

     (d) Liabilities: Other than the Leased Assets and the Excluded Debts, CSI , at the Time of Closing, does not have any debts or liabilities (whether accrued, contingent, absolute or otherwise and whether or not determined or determinable), including liabilities which arise hereafter based on events which have occurred up to the date hereof, and including liabilities relating to income and other taxes.

     (e) Receivables: All pre-need accounts receivable recorded on the books of the Business are due and payable and no right of set off or counterclaim exists with respect to those accounts, except for the right of cancellation of Pre-Need Contracts as set forth in those agreements.

     (f) Accountants: CSI has not had any material disagreement or dispute with their auditors or accountants over the accounting or tax treatment of the financial information of the Business; and

     (g) Shareholder and Related Party Loans: At the Time of Closing, CSI will not be indebted, directly or indirectly, to either Noftsger or Bethel, any present or former director, officer, shareholder, partner or employee of CSI or any person not dealing at arms length with any of the foregoing and none of such persons is indebted to the CSI except for matters arising out of normal relations between employee and employer.

8.5  Banking:

     (a) Loans and Credit Facilities: Other than the Excluded Debts, CSI has not entered into, or otherwise arranged for, any loans, operating lines of credit or other credit facilities (including interest rate or currency swaps, hedging contracts, forward loan or rate agreements or other financial instruments), and does not have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness and CSI is not obligated to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;

     (b) Bank Facilities: Schedule J contains a complete and accurate listing showing the name of each bank, trust company or similar financial institution in which CSI has an account, safety deposit box or other banking facility, including the names of all persons authorized to transact business in respect of such accounts;

     (c) Guarantees/Indemnities: CSI has not guaranteed or indemnified, or agreed to guarantee or indemnify, or agreed to any other like commitment, in respect of any debt, liability or other obligation of any person.

8.6  Insurance:

     (a) List of Policies: Schedule A contains a complete and accurate listing of all insurance policies of CSI relating to the Assets and the Business including all property damage, general liability, motor vehicle, director and officer liability and life policies and does not include any personal term life insurance policies of Noftsger and/or Bethel which on which CSI has paid premiums from time to time;

     (b) Good Standing: Each of the insurance policies listed in Schedule A is in good standing, all premiums required to be paid by CSI have been properly paid, there have been no misrepresentations or failures to disclose material facts, and there has been no refusal to renew any of the policies and Noftsger and/or Bethel have no knowledge of any facts which might render any of the policies invalid, unenforceable or non-renewable; and

     (c) Outstanding Claims: No threatened or actual claims against any of the policies described in Schedule A have been made in the last 3 years. CSI has given notice of or has otherwise presented in a timely fashion every claim under each such insurance policy.

8.7  Tax Matters:

     (a) Filings: Except for state and federal tax returns in respect of CSI's 1998 and 1999 tax years, CSI has duly and timely filed all returns, elections and designations required to be filed by it with any taxation authority or if not filed on a timely basis, all fees, penalties, interest and other amounts payable as a result thereof have been paid. No such returns, elections or designations contain any material misstatement or omit any material statements that should have been included and each return, election and designation, including accompanying schedules and statements is true, correct and complete in all material respects;

     (b) Payment: CSI has paid in full all amounts (including but not limited to sales, capital, use and consumption taxes and taxes measured on income and all instalments of taxes) owing to all federal, state and municipal taxation authorities due and payable by it up to the date of this Agreement;

     (c) Extensions: There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any return, election or designation by, or any payment of any amount by or governmental charge against CSI nor with respect to the issuance of any assessment or reassessment;

     (d) Adverse Proceedings: To the best of the knowledge of Noftsger and/or Bethel, there are no actions, suits, proceedings, investigations or claims by any governmental authority pending or threatened against CSI relating to taxes, governmental charges or assessments. There are also no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted or to be asserted by such authority;

     (e) Deductions/Remittances: CSI has withheld and remitted all amounts required to be withheld by it including without limitation, income tax, Social Security Plan contributions and Employment Insurance premiums and has paid such amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation;

     (f) Acquisitions: CSI has not acquired property from, or disposed of property to, any person, firm or corporation with whom CSI does not deal at arm's length since December 31, 1999; and

     (g)  Other Jurisdictions: CSI has not filed or is not currently required to
          file  any  returns,   elections  or  designations  with  any  taxation
          authority located in any jurisdiction other than the State of Iowa.

8.8  Employee Matters:

     (a) List of Employees: The list of employees set out in Schedule L is a comprehensive list of the employees and commissioned sales people of the Business as at the Closing Date and includes an accurate description of the compensation and/or commission structure, position and job classification;

     (b) Employment Contracts: Except as set forth in Schedule "L", CSI is not a party to any oral or written consulting contract, management contract, labour services contract or similar agreement for the services of a particular individual and none of the employees of the Business are employed on other than an indefinite hiring basis terminable on reasonable notice according to law without further liability to the Business;

     (c) Benefit Plans: Schedule L contains a complete and accurate listing of all benefit, bonus, profit-sharing, retirement income, termination or severance, dental, medical, disability, health or other plan, program, policy or other arrangement in place for the benefit or advantage of the salaried employees of the Business as at the Closing Date and there have been no material variations to this list since that date other than in the ordinary course of business. All contributions required to be made by CSI to such plans have been properly made and all retirement plans are fully funded, and all returns and other documents have been filed and all amounts owing to any governmental or other regulatory authority relating to such plans, programs, policies or arrangements have been paid;

     (d) Pension Plans: CSI does not have nor has it ever had a pension plan for any of its employees; and

     (e) Employer Associations: CSI is not a member of any employer, management, industry or other trade or business association under which the Business is obligated to contribute to any employee or contractor employee benefit fund, including any pension plans, health benefit plans or other similar employee entitlements.

8.9  Litigation and Claims :

     (a) Adverse Proceedings: To the best of the knowledge of Noftsger and/or Bethel, there are no outstanding actions, claims, demands, lawsuits, prosecutions or governmental investigations by or against CSI and the Business and there is no other adverse proceeding which is to the knowledge of Noftsger and/or Bethel pending or threatened by, against, or relating to CSI, the Assets, or the Business. Noftsger and/or Bethel are not aware of any basis for any other action, claim, demand, lawsuit, investigation or other adverse proceeding which, if pursued would have a significant likelihood of having a material adverse effect on any of the Assets or the Business;

     (b) Compliance Directives: There are no outstanding compliance directives or work orders of which Noftsger and/or Bethel is aware relating to the Assets, or the Business, from any police, fire department, sanitation or health authorities, environmental agencies, or from any other federal, state or municipal authority, department or agency, nor does CSI have notice that there are any matters under formal consideration by any such authorities relating to any of the Assets or the Business;

     (c) Notice of Default/Claims: Except as expressly disclosed in this Agreement, CSI has not received any notice of any default, violation or termination of any of the Pre-Need Contracts (other than individual cancellations of Pre-Need Contracts within the ordinary course of business), Material Contracts, Leases or other contracts entered into by CSI which will, or is likely to, result in such a default, violation or termination;

     (d) No Seizure: There is no appropriation, expropriation or seizure of any of the Assets that is pending or, which to the knowledge of Noftsger and/or Bethel has been threatened against CSI; and

     (e) Trademark and Patent Infringement: To the best of the knowledge of Noftsger and/or Bethel, the conduct of the Business by CSI does not infringe upon any patent, trademark or other proprietary right, domestic or foreign, of any person in respect of which there is any significant likelihood that it would have a material adverse effect on the Assets or the Business.

8.10 Contracts and Commitments:

     (a) Material Contracts: Other than the Pre-Need Contracts and the Leases, Schedule M contains a complete and accurate listing of all material contracts, agreements, leases, commitments, instruments or other dealings to which CSI is a party, by which CSI is bound or under which CSI is entitled to any benefits. For the purposes of this Agreement a contract shall be material if:

          (i) performance of any right or obligation by any party to such contract involves a payment by either party of $1,000 or more and having a term of more than one year; or

          (ii) if an expenditure, receipt or transfer or other disposition of property with a value of greater than $1,000 may arise under such contract (other than a contract with a customer or supplier in the ordinary course of business); or

          (iii)if such contract has been entered into out of the ordinary course of business;

     (b) Pre-Need Contracts: Schedule F contains a complete and accurate listing of all active Pre-Need Contracts as of March 1, 2000; and

     (c) Good Standing: Except as disclosed herein, CSI is not in breach or default of any of the terms of the Material Contracts or Pre-Need Contracts, and neither Noftsger and/or Bethel is aware of any breach or default of any of the terms of the Material Contracts or Pre-Need Contracts by any other party thereto, and each such contract is in good standing and in full force and effect without amendment thereto. To the best of the knowledge of Noftsger and/or Bethel no state of facts exists, which, after notice or lapse of time or both, would constitute such a default or breach where there is any significant likelihood that such breach or default referred to in this paragraph 4.10(c) would have a material adverse effect on the Assets or the Business.

8.11  Contingency and Environmental Liabilities:

     (a) Compliance: To the best of the knowledge of Noftsger and/or Bethel, the Business is in compliance in all material respects with all federal, state and municipal environmental laws and regulations (the "Environmental Laws"). To the best of the knowledge of Noftsger and/or Bethel, the existing activities of the Business and the crematories and its prior uses and activities and the uses and activities of other property now or previously owned or operated by CSI, comply and at all times have complied with all Environmental Laws. CSI has filed all environmental reports and notifications required to be filed under applicable laws and regulations;

     (b) Notice of Non-Compliance: To the best knowledge of Noftsger and/or Bethel, CSI, or any prior owner or occupant of the property now leased or operated by CSI, has received any notice or other communication alleging that they are not in compliance with any Environmental Laws, or alleging any liability under any Environmental Laws. CSI and the Business are not subject to, and have not been subject to, any claim, judgement, decree, order, writ, citation, fine, penalty, injunction, litigation or proceeding relating to any Environmental Laws;

     (c) Hazardous Material: To the best knowledge of the Noftsger and/or Bethel, CSI nor any other person or entity has engaged in or permitted any operations or activities upon, or any use or occupancy of property now or previously owned or operated by CSI, resulting in the storage, emission, release, discharge or disposal of any hazardous materials on, in, under or from any property used for or by the Business;

     (d) Cremation Residue: CSI has not transported or disposed of, or arranged for the transportation or disposal of, any cremation residue or other waste to or at a site which is not in accordance with applicable Environmental Laws; and

     (e) No Expenditures: To the best of the knowledge of Noftsger and/or Bethel, no expenditures will be required in order for the Assets to comply with Environmental Laws in connection with the current operation and continued operation of the activities of the Business.

4.12 Corporate Status and Authority:

     (a) Corporate Status: CSI has been duly organized and is validly subsisting under the laws of the State of Iowa and has all requisite power and capacity to own or lease the Assets and to carry on the Business. CSI is duly qualified and licensed to carry on its business in all jurisdictions in which the nature of its business or the properties and assets owned or leased by it make such qualification and licensing necessary and where the failure to be so qualified and licensed would have a material adverse effect on the Business or the Assets;

     (b) Amendments to Charter: CSI has not made any amendments to its Charter Documents other than those expressly reflected in its corporate records; and

     (c) Corporate Records: The corporate records and minute books of CSI accurately reflect all material proceedings of its directors and shareholders and include complete and accurate minutes of all meetings of its directors and shareholders, copies of all resolutions passed, up-to-date and accurate shareholder and director registers, transfer registers and any other corporate registers required to be maintained by CSI. All meetings of shareholders and directors and partners were duly called and held and all resolutions, whether passed at meetings, or in writing, are valid and effectual in all cases where the matters dealt with at such meetings or in such resolutions could have a material effect on CSI.

4.13 Share Capital and Partnership Units:

     (a) Share Capital: The authorized and issued share capital of CSI is as follows:

          (i)  Authorized:    500,000 Common Stock
                              500,000 Preferred Stock
               Issued:        1,000 Common Stock
               Shareholders:  David Noftsger  - 490 Common Stock
                              John Bethel     - 510 Common Stock

          The shares shown as constituting the issued share capital of each of CSI have been duly issued and are outstanding and are fully paid and non-assessable;

     (b) Rights to Acquire Securities: No person has any agreement, option, right or privilege (whether by law, pre-emptive, or contractual), or any interest capable of becoming an agreement, including convertible securities, warrants, or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares of any of the Companies or any of the units in the capital stock of each of the Partnerships.

4.14 Effect of this Transaction:

     (a) No Adverse Implications: Except as disclosed in Schedule N with respect to certain required consents, neither the execution and delivery of this Agreement nor the completion and performance of the transactions contemplated hereby will:

          (i) give any person the right to terminate or cancel any contractual or other rights with CSI where such termination or cancellation would have a material adverse effect on the Assets or the Business;

          (ii) violate any restriction of any nature applicable to CSI or relating to the disposition of the Assets;

          (iii)result in the creation of any liens or encumbrances on the Assets or in the default under any agreement giving a third party security against the Assets or in the crystallization of any floating charge in a debenture as general security interest in a security agreement granted, issued or assumed by CSI where any of such events could have a material adverse effect on the Assets or the Business; nor

          (iv) violate any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which CSI is a party or by which CSI or the Assets are bound the violation of which could have a material adverse effect on the Assets or the Business or impair the legality or enforceability of this Agreement or the transactions contemplated hereby.

     (b) Notice Procedure: CSI may, at any time up to 5:00 p.m. on the day which is two Business Days prior to the Closing, give notice to the Purchaser advising it of any fact which, except for this Subsection 4.14, would constitute a breach of any of the representations and warranties set out in this Section 4. Such notice shall state that it is being given pursuant to this Subsection 4.14 and shall set out sufficient information to enable the Purchaser to make a reasoned business judgment with respect to the choices set out herein. Upon receipt of such notice, the Purchaser may:

          (i)  postpone the Closing;

          (ii) complete the Closing, in which case this Agreement shall be deemed to be amended so that the representation and warranty in respect of which the notice was given shall incorporate the disclosure set out in the notice;

          (iii)or, terminate this agreement without further obligation on the part of any party to this Agreement;

     (c) Joint and Several: The obligations of Noftsger and Bethel shall be joint and several with respect to all the representations and warranties set out in this Section 4.

5 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ISSUANCE OF SECURITIES

Noftsger and Bethel represent and warrant to the Purchaser and to Neptune as follows and acknowledges that the Purchaser and Neptune are relying upon such representations and warranties in connection with the issuance of the
Securities:

5.1 Individual Authority: Noftsger and Bethel have the legal capacity, power and authority to hold the Securities to be owned by them at the Time of Closing;

5.2 Receipt of the Securities : Noftsger and Bethel are accepting the Securities as the Purchase Price as set out in Sections 2 and 3 only for investment purposes on their own account and not for the purpose of selling the Securities in connection with any distribution of the Purchaser's securities. Noftsger and Bethel acknowledge that the Securities have not been registered under the Securities Act 1933, as amended, or the securities laws of any state of the United States and may not be offered, sold, transferred or assigned without registration under such act or compliance with an exemption from such registration requirement and for this reason, certificates evidencing the Securities shall display the legend, substantially in the form as follows:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT PRIOR TO SUCH SALE
          THE  CORPORATION   SHALL

          HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION."

5.3 Solicitation: Noftsger and Bethel acknowledge that the Securities to be received by them under this Agreement were not advertised in printed media of general and regular paid circulation, radio or television.

5.4 Accredited Investor: Noftsger and Bethel are "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (U.S.).

5.5 No Trades: Noftsger and/or Bethel have not traded in the common stock of Neptune and will refrain from trading in or selling short any shares in the common stock of Neptune or entering into any derivative transactions of same prior to the Closing Date.

5.6  Residency : Noftsger and Bethel are residents in the State of Iowa.

5.7 Joint and Several: The obligations of the Noftsger and Bethel shall be joint and several with respect to all the representations and warranties set out in this Section 5.

6    COVENANTS OF THE VENDOR

The Vendor covenants and agrees with the Purchaser as follows and acknowledge that the Purchaser is relying upon such covenants and agreements in connection with the purchase of the CSI Shares:

6.1 Access to the Business: CSI shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy to the Purchaser of all title documents, contracts, financial statements, minute books, share certificate books, share registers, limited partnership agreements and records, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to CSI and the Business. The Vendor shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the property, assets, undertaking, records and documents of CSI. At the request of the Purchaser, the Vendor shall execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of any property of CSI or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of CSI maintained by governmental or other public authorities. At the Purchaser's request, the Vendor shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:

     (a)  all employees of the CSI;

     (b) customers, suppliers, distributors or others who have or have had a business relationship with CSI; and

     (c) auditors, attorneys or any other persons engaged or previously engaged to provide services to CSI who have knowledge of matters relating to the Business;

     In particular, without limitation, the Vendor shall permit the Purchaser's representatives or consultants to conduct such physical review of the inventory of CSI as is necessary so as to enable the confirmation of the condition of such inventory, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of the Purchaser under this Subsection shall not mitigate or otherwise affect the representations and warranties of the Vendor hereunder, which shall continue in full force and effect. In exercising its rights hereunder the Purchaser shall use its reasonable commercial efforts to avoid interfering with the Business to the extent reasonably practical consistent with the need to complete its review of CSI and the Assets.

6.2 Delivery of Books and Records : At the Time of Closing there shall be delivered to the Purchaser by the Vendor all of the Books and Records and Charter Documents. The Purchaser agrees that it will preserve the Books and Records and Charter Documents so delivered to it for so long as such items may be required to enable the Vendor to defend any claim against the Vendor which could result in a Claim hereunder and at least until March 15, 2005. The Purchaser will permit the Vendor or its authorized representatives reasonable access thereto in connection with the affairs of the Vendor. The Purchaser shall not be responsible or liable to the Vendor for or as a result of any accidental loss or destruction of or damage to any such Books or Records or Charter Documents, unless the Purchaser's negligence caused the loss, destruction or damage.

6.3 Conduct Prior to Closing : Without in any way limiting any other obligations of the Vendor hereunder, during the period from the date hereof to the Time of Closing:

     (a) Conduct Business in the Ordinary Course: The Vendor shall cause CSI to conduct the Business in its ordinary and normal course and the Vendor shall CSI to refrain from, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld), entering into any transaction or take any action that, if effected after January 20, 2000 and before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein. In particular the Vendor shall cause CSI to refrain from entering into any contract or commitment which would, if entered into prior to the date hereof, constitute a Material Contract or Lease, save with the consent of the Purchaser (such consent not to be unreasonably withheld);

     (b) Continue Insurance: The Vendor shall cause CSI to continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, shall take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion; and

     (c) Preserve Goodwill: The Vendor shall use reasonable commercial efforts to preserve, and cause CSI to preserve, intact the Assets, the Business and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with CSI.

6.4 Delivery of Documents : The Vendor shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer to the Purchaser the CSI Shares with a good and marketable title, free of Encumbrances and without any right of set-off.

6.5  Joint and Several:  The covenants and agreements of the Vendor contained in
     Section 6 shall be joint and several as between Noftsger and Bethel.6.6ab.Vendors Taxes : The Vendor is responsible for any federal, state or other taxes which may be payable by them in connection with the completion of the transactions contemplated in this Agreement.

6.7 1998and 1998 Tax Returns: The Vendor will file, no later than March 31, 2000, state and federal tax returns for CSI in respect of CSI's 1998 and 1999 tax years.

7    JOINT  AND  SEVERAL  REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  THE
     PURCHASER AND NEPTUNE

The Purchaser and Neptune represent, warrant and covenant to and with the Vendor as follows and acknowledge that the Vendor is relying upon such representations, warranties and covenants in connection with the sale of the CSI Shares:

7.1 Corporate Status and Authority : The Purchaser and Neptune are valid and subsisting corporations, duly incorporated and in good standing under the laws of the State of California and Florida, respectively, and are duly qualified to carry on their businesses as they are presently carried on and are duly qualified and authorized to carry on business and are in good standing as a foreign corporation in each jurisdiction in which the character of their properties or the nature of their businesses made such qualification or authorization necessary and have all requisite power and authority to carry on their business as they are now carried on and to own, lease and operate their properties and assets.

7.2 Authorization : The Purchaser and Neptune have full corporate power, capacity and authority to enter into this Agreement on the terms and conditions hereof and all necessary corporate acts have been performed in order to authorize this Agreement.

7.3 Regulatory Approval : The Purchaser and Neptune have complied and will comply fully with the requirements of all applicable corporate and securities laws in relation to the issue of the Securities. The entering into and performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the articles or incorporation or bylaws of the Purchaser or Neptune, any shareholders' or directors' resolution or of any indenture or other agreement, written or oral, to which the Purchaser or Neptune may be a party or by which the Purchaser or Neptune maybe bound or to which it may be subject or any judgment, decree, order, rule or regulation of any court or administrative body by which the Purchaser or Neptune is bound or to the knowledge of the Purchaser or Neptune, any statute or regulation applicable to the Purchaser or Neptune.

7.4 Share Transfer Restrictions : No order ceasing or suspending trading in securities of the Purchaser or Neptune nor prohibiting the sale of such securities has been issued to the Purchaser or Neptune or its directors, officers or promoters or to any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened in writing by an officer or official of a competent authority.

7.5 Issued Share Capital : As at December 31, 1999, the authorized capital of Neptune is 100,000,000 shares of which 13,194,543 shares are issued and outstanding. In addition, Neptune has an obligation to issue 16,667 shares in respect of private placement transactions and has 675,000 warrants (not including stock options) outstanding as of December 31, 1999 which may by the Time of Closing be exchanged or exercised into shares of Neptune.

7.6 Fully Paid Shares : Upon completion of the transactions contemplated in this Agreement, the shares of the common trading stock of Neptune issued by Neptune to the Vendor will be fully paid and non-assessable shares of the common trading stock of Neptune.

7.7 Operation of Business: The Purchaser and Neptune will use reasonable commercial efforts to preserve, or cause to be preserved, the Neptune Entities and CSI and to promote and preserve, or cause to promote and observe, the goodwill of suppliers, customers and others having business relations with the Neptune Entities and CSI.

7.8 No Material Change: Save and except for the items set forth in Exhibit "A" to Schedule R attached to this Agreement, since March 1, 2000 and up to the date hereof, there has been no material adverse change in the financial position of the Neptune Entities, except changes occurring in the ordinary course of its business.

7.9 Expense of Compliance: The Purchaser will pay for any expenses incurred by Noftsger and/or Bethel in respect of the sale of the Neptune Shares pursuant to Rules 144 or 144A of the Securities Act of 1933, as amended (U.S.) and Section 5.2.

7.10 Indemnity of Personal Guarantees: The Purchaser will use its best efforts to obtain a release of any personal guarantee of Noftsger and/Bethel in respect of the Leased Assets or the Excluded Debts and if such released cannot be obtained, the Purchaser hereby indemnifies Noftsger and/or Bethel from any obligations they now or hereafter have under such personal guarantees.

8    CONDITIONS OF CLOSING

8.1 Conditions of Closing in Favour of the Purchaser : The obligation of the Purchaser to complete the sale and purchase of the Assets is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing or waived in whole or in part by the Purchaser at its sole discretion without prejudice to any rights the Purchaser may otherwise have:

     (a) Contractual Consents: The Vendor shall have delivered to the Purchaser such waivers, consents and certificates, including but not limited to those described in Schedule N, from parties having contractual relations with CSI as may be necessary including, without limitation, waivers under loan agreements to which CSI is a party;

     (b) Representations and Warranties: The representations and warranties of Noftsger and Bethel contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of Noftsger and Bethel dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (c) Covenants: All of the covenants and agreements of the Vendor and all other terms of this Agreement to be complied with or performed by the Vendor at or before the Time of Closing shall have been complied with or performed and certificates of the Vendor dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (d) Certificate of Accredited Investor: Noftsger and Bethel have delivered to the Purchaser and Neptune certificates of accredited investor in the forms attached as Schedule O to this Agreement;

     (e) Regulatory Consents: There shall have been obtained, from all appropriate federal and state or other governmental or administrative bodies or stock exchanges, such licences, permits, consents, approvals, certificates, registrations and authorizations, including but not limited to those described in Schedule N, as are required to permit the change of ownership of the CSI Shares and the transactions as contemplated herein;

     (f) Material Adverse Change: There shall have been no material adverse changes in the condition of the Assets or the Business (financial or otherwise) since the date of this Agreement up to the Time of Closing;

     (g) No Action or Proceeding: No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Assets contemplated hereby;

     (h) No Material Damage: No damage by fire or other hazard to the whole or any material part of the Assets shall have occurred from the date hereof to the Time of Closing;

     (i) No Agreements on Assets or Business: There is no fact not disclosed in this Agreement relating to the Assets or the Business which, if known to the Purchaser, might reasonably be expected to have a material adverse effect on the value of the CSI Shares;

     (j) Certificates of Accredited Investor: Noftsger and Bethel have each signed Certificates of Accredited Investors attached as Schedule O to this Agreement;

     (k) Noftsger Consulting/Non-Compete Agreement: Noftsger has entered into a consulting and non-competition agreement attached as Schedule P to this Agreement;

     (l) Bethel Employment/Non-Compete Agreement: Bethel has entered into an consulting and non-competition agreement attached as Schedule Q to this Agreement;

     (m) Disclosure Statement: Noftsger and Bethel have each acknowledged receipt of the disclosure statement attached as Schedule R to this Agreement;

     (n) Opinion of Vendor's Attorney: The Purchaser and Neptune have received legal opinions of the Vendor's attorneys, dated as of the date of Closing, respecting the transactions contemplated in this Agreement, consistent with standard agreements for the purchase and sale of funeral businesses.

     If any of the conditions contained in this Subsection 8.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of Neptune and the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendor, terminate this Agreement and the obligations of the Vendor, Neptune and the Purchaser under this Agreement, provided that the Purchaser may also bring an action against the Vendor for damages suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty (as the same may be modified by a notice pursuant to Subsection 4.14(b) by the Vendor). Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty

8.2 Conditions of Closing in Favour of the Vendor : The purchase and sale of the Assets are subject to the following terms and conditions for the exclusive benefit of the Vendor to be fulfilled or performed at or prior to the Time of Closing:

     (a) Representations and Warranties: The representations and warranties of Neptune and the Purchaser contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time and a certificate of Neptune and the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendor, such certificate to be in form and substance satisfactory to the Vendor acting reasonably; and

     (b) Covenants: All of the terms, covenants and conditions of this Agreement to be complied with or performed by Neptune and the Purchaser at or before the Time of Closing shall have been complied with or performed and a certificate of Neptune and the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendor, such certificate to be in form and substance satisfactory to the Vendor acting reasonably.

     If any of the conditions contained in this Subsection 8.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendor, acting reasonably, the Vendor may, by notice to the Purchaser and Neptune, terminate this Agreement and the obligations of the Vendor, Neptune and the Purchaser under this Agreement, provided that the Vendor may also bring an action against the Purchaser and Neptune for damages suffered by the Vendor where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty (as the same may be modified by a notice pursuant to Subsection 4.14(b) by the Purchaser or Neptune). Any such condition may be waived in whole or in part by the Vendor without prejudice to any claims they may have for breach of covenant, representation or warranty.

     8.3 Parties Efforts: The parties shall use reasonable commercial efforts to satisfy the conditions contained in Section 8.

9    CLOSING ARRANGEMENTS

9.1 Place of Closing: The closing shall take place at the Time of Closing at the Place of Closing.

9.2 Transfer: At the Time of Closing, upon fulfilment of all the conditions set out in Section 8 that have not been waived in writing by Neptune and the Purchaser or the Vendor as the case may be:

     (a) the Purchaser will cause to be delivered to Noftsger a certified or attorney's check in the amount of $55,000.00 and will cause to be delivered to Bethel a certified or attorney's check in the amount of $55,000.00 in payment of the Purchase Price; and

     (b) Neptune will issue the Neptune Shares, and/or cash in lieu thereof, minus the Holdback, to the Vendor and deliver same to the Vendor's attorney (Wiggins & Anderson, P.C.).

9.3 Further Assurances: Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party to this Agreement, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate the sale of the CSI Shares and the Business to the Purchaser, any provision of this Agreement, any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created by this Agreement.

10   INDEMNITY

10.1 Known Actions and Proceedings: Noftsger and Bethel, jointly and severally, hereby indemnify and save harmless the Neptune Entities from and against any and all losses, liabilities, damages, costs, tax assessments, charges and claims, increases in insurance premiums, not in the ordinary course of business, for policies (comparable to existing coverage at the Effective
     Date) for renewals to December 31, 2000, and expenses of any kind whatsoever including, without limitation, the costs of defending, cross-claiming or claiming against third parties in respect of any action, claim or matter, including attorney's fees, costs and disbursements at all court and administrative levels, which at any time or from time to time may be paid, incurred or asserted against the Neptune Entities or CSI, as to a direct or indirect result of the operation of CSI and the Business up to and including the Effective Date, including but not limited to the filing of tax returns as set forth in Subsection 6.7, provided that such liability is not the result of any actions taken by the Neptune Entities after the Effective Date. The obligations of Noftsger and Bethel set forth in this Subsection 10.1 shall be subject to and limited by the following:

     (a) No claim shall be made unless the cumulative amount of all claims under this Subsection 10.1 equals or exceeds $5,000;

     (b) No claim shall be following the third anniversary of the Closing Date; and

     (b) The Purchaser and Neptune shall give written notice to Noftsger and/or Bethel stating specifically the basis for the claim, the amount thereof, and shall tender defense thereof to Noftsger and/or Bethel as provided in Subsection 10.3 below.

10.2 Indemnification by Purchaser. The Purchaser hereby indemnifies and saves harmless Noftsger and/or Bethel against any and all losses, liabilities, damages, costs, and expenses of any kind whatsoever, including, without limitation, the cost of defending, cross-claiming, or claiming against third parties in respect of any action, claim, or matter, including legal fees, costs, and disbursements of an attorney at all court and administrative levels, which at the time or from time to time may be paid, incurred, or asserted against Noftsger and/or Bethel as to the direct or indirect result of the operation of CSI and the Business after the Effective Date and/or related to any personal obligations of Noftsger and/or Bethel in respect of the Leased Assets and the Excluded Debts. The obligations of the Purchaser set forth in this Subsection 102 shall be subject and limited by the following:

     (a) Noclaims shall be made until the cumulative amount of all claims under this Subsection 10.2 equals or exceeds $5,000; and

     (b) Noftsger and/or Bethel shall give written notice to the Purchaser stating specifically the basis for the claim, the amount thereof, and shall tender defense thereof to Purchaser as provided in Subsection
          10.3 below.

10.3 Tender of Defenses. Promptly upon receipt by any party of a notice of a claim by a third-party which may give rise to a claim under Section 10, the party seeking indemnification (the Indemnified Party) shall give written notice thereof to the party obligated to provide indemnification (the Indemnifying Party). If the Indemnifying Party gives to the Indemnified Party an agreement in writing, in a form reasonably satisfactory to the Indemnified Partys counsel, to defend such claim, the Indemnifying Party may, at its sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as the Indemnifying Party, in its sole discretion, shall elect and the Indemnified Party shall execute such documents and take such steps as may be reasonably necessary in the opinion of its counsel to enable it to conduct the defense of such claim. If the Indemnifying Party fails or refuses to defend any claim hereunder, the Indemnifying Party may nevertheless, at its own expense, participate in the defense of such claim by the Indemnified Party in any and all settlement negotiations relating thereto. In any and all events, the Indemnifying Party shall have such access to the records and files of the Business relating to any claim as may be reasonably necessary to effectively defend or participate in the defense thereof.

10.3 Right to Set-Off: The Purchaser and Neptune have the right to set-off any liquidated amount owed by the Vendor to the Purchaser pursuant to Subsection 10.1 against any money due and owing to the Vendor from the Purchaser or Neptune under this or any other agreement between the Purchaser, Neptune and the Vendor, provided that the Purchaser or Neptune gives written notification to the Vendor prior to set-off of the amount of the set-off and any obligation(s) so satisfied.

11   GUARANTEE

Neptune hereby unconditionally guarantees each and every obligation of the Purchaser arising from or under this Agreement. If the Purchaser should, for any reason, fail to pay or perform any obligation, indebtedness, or liability arising out of or pertaining to this Agreement, Neptune promises to pay or perform the same upon demand. Neptune waives notice of acceptance in this guaranty and also presentment, demand, protest, notice of protest, and notice of dishonor of any obligation arising under this Agreement. No extension of time or other indulgence granted by the Vendor, to the Purchaser will release or affect the obligation of Neptune. No omission or delay on the part of the Vendor in exercising any rights hereunder or in taking any action to collect or enforce payment of any obligation arising under this Agreement will be a waiver of such right or release or affect the obligation of Neptune hereunder. This guaranty is given for the benefit of the Vendor. Neptune shall be jointly and severally liable for said obligations, indebtedness, or liabilities.

12   GENERAL MATTERS

12.1 Governing Law and Arbitration : This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The place of arbitration shall be Des Moines, Iowa. The language of arbitration shall be English. The parties expressly waive and forego any right to punitive, exemplary or other similar damages unless an applicable statute requires the award of such damages or that compensatory damages be increased in a specified manner. This provision is not intended to apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration pursuant to this paragraph. The prevailing parties shall also be entitled to an award of reasonable attorney's fees.

12.2 Entire Agreement : Except as may be otherwise expressly agreed between the parties in writing, this Agreement, including any agreements contemplated herein, constitutes the entire agreement between the parties pertaining to the subject matter and there are no oral statements, warranties, representations or other agreements between the parties in connection with the subject matter except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

12.3 Assignment: The Vendor will not assign their interests in this Agreement without prior written consent of the Purchaser. Prior to payment of the Purchase Price in full, the Purchaser may not assign its interests in this Agreement without any prior written consent of the Vendor.

12.4 Public Notices: Except as required by applicable law, regulatory authority or any listing or trading agreement, no press release or other announcement concerning this transaction shall be made by the Vendor or the Purchaser without the prior approval of the other, such approval not to be unreasonably withheld.

12.5 Confidential Information: The Purchaser and the Vendor covenant to hold in strict confidence all information obtained in connection with the transactions which are the subject matter of this Agreement. If the transactions which are the subject matter of this Agreement are not completed, this covenant shall continue in full force and effect. All confidentiality obligations of the Purchaser with respect to the Vendor, shall cease upon Closing. Notwithstanding the Closing, the Vendor covenants to maintain as confidential all confidential information respecting the Purchaser in the Vendor's possession prior to Closing and all information obtained in connection with the transactions which are the subject matter of this Agreement including all information concerning the Purchaser other than information provided to the Vendor's personal advisers for the purpose of filing personal tax returns and other similar matters and other than as may be required to be disclosed by law and other than information that becomes generally available to the public other than as a result of a disclosure by the Vendor and/or its representatives.

12.6 Non-Waiver: No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto. No investigations made by or on behalf of the Vendor at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto.

12.7 Indemnification in Respect of Brokers or Agents: The Vendor indemnifies and saves harmless the Purchaser, the Neptune Entities and CSI from and against any claim for commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who claims to be so entitled by virtue of a contract or other arrangement with the Vendor in connection with the transaction contemplated herein. The Purchaser and Neptune indemnify and save harmless the Vendor, Noftsger and Bethel from and against any claim for commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who claims to be so entitled by virtue of a contract or other arrangement with the Purchaser in connection with the transaction contemplated herein.

12.8 Expenses: All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Purchaser shall not bear any legal, accounting or other costs incurred by the Vendor. The Vendor shall not bear any legal, accounting or other costs incurred by the Purchaser and the Neptune Entities.

12.9 Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next Business Day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this Subsection . Notices shall be delivered or addressed as follows:

     (a)  If to the Purchaser and Neptune:

          Neptune Management Corp.
          100 North First Street, Suite 205
          Burbank, CA 91502

     (b)  If to the Vendor:

          John Bethel
          13211 Hickory Avenue
          Clive, IA 50325

          David Noftsger
          14327 Lakeview Drive
          Clive, IA 50325

          with a copy to:

          Fred Anderson
          Wiggins & Anderson, PC
          1200 Valley West Drive
          West Des Moines, Iowa 50266

     Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

12.10 Time of the Essence: Time shall be of the essence of this Agreement.

12.11 Further Assurances: Each of the parties hereto agrees promptly to do, make, execute, deliver or cause to be done, made, executed or delivered at their own expense all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement whether before or after the Closing.

12.12 Severability: If any covenant, obligation or agreement of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

12.13 Counterparts: This Agreement may be executed in any number of counterparts each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinabove written.

NEPTUNE MANAGEMENT CORP.                   THE NEPTUNE SOCIETY, INC.


Per: -----------------------------         Per: -----------------------------
     Authorized Signatory                       Authorized Signatory

SIGNED, SEALED AND DELIVERED by         )
DAVID NOFTSGER in the presence of:      )
                                        )
----------------------------------------)
Witness                                 )
                                        )
----------------------------------------)  -----------------------------------
Address                                 )  DAVID NOFTSGER
                                        )
----------------------------------------)
Occupation





SIGNED, SEALED AND DELIVERED by         )
JOHN BETHEL in the presence of:         )
                                        )
----------------------------------------)
Witness                                 )
                                        )
----------------------------------------)  -----------------------------------
Address                                 )  JOHN BETHEL
                                        )
----------------------------------------)
Occupation

                                  Schedule "A"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                    See Attached List of Insurance Policies
                    ---------------------------------------

                                  Schedule "B"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                           List of Intangible Assets
                           -------------------------



1.   Trade  Names:  Assured Care Funeral Service
                    Cremation Society of Iowa

                                  Schedule "C"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                           List of Land and Buildings
                           --------------------------


Description           Nature of Interest   Base Rent/Month  Expiry  Renewal
                                                            Date

128 SE Shurfine Dr.,  Leased Office          $1,200.00      36676    one(1) year
Ankeny, Iowa          Premises                                       option

102 N.E. Trilein,     Leased Office          $1,130.00      Oct. 14  two(5) year
Ankeny, Iowa          Premises                              2003     options

                                  Schedule "D"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                             List of Leased Assets
                             ---------------------


1.   See Schedule "C".

2.   Other Leased Assets:


In Agreement with           Nature of Lease      Total           Expiry Date
                                                 Payments
                                                 per Month

CIT Group/Equipment         retort and related    $878.09         37414
Financing Inc.              accessories

                                  Schedule "E"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

             See Attached List of Other Operating and Fixed Assets
             -----------------------------------------------------

                                  Schedule "F"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                    See Attached List of Pre-Need Contracts
                    ---------------------------------------

                                  Schedule "G"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                            List of Specified Assets
                            ------------------------

                                  Schedule "H"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------


                     See Attached statement of trust account
                     ---------------------------------------
              No. 05003611 with Mercantile Bank of Des Moines, Iowa
              -----------------------------------------------------

                                  Schedule "I"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------


           See Attached Unaudited Financial Statements for years ended
           -----------------------------------------------------------
           December 31, 1997, December 31, 1998 and December 31, 1999
           ----------------------------------------------------------

                                  Schedule "J"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                             List of Bank Accounts
                             ---------------------



1.   USbank, Ankeny, Iowa, Checking Account #1-964-0000-2784

                                  Schedule "K"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------


                                   CSI EBITDA
                                   ----------


1. For the purposes of this Agreement, CSI EBITDA will be calculated in accordance with generally accepted accounting principles used in the United States of America, consistently applied, with the following provisions:

     (i) a portion of the corporate general and administrative expenses of the Neptune Entities (the "Neptune Expenses") will allocated to the expenses of the CSI Locations on a pro rate basis of the percentage of gross revenue which the CSI Locations contribute to the gross revenue of the Neptune Entities; and

     (ii) no more than $20,000.00 per year of Neptune Expenses will be allocated to the expenses of the CSI Locations.

                                  Schedule "L"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------


List of Employees and Employee Benefit Plans

Name                       Position                       Estimated 1999 Compensation
----                       --------                       ---------------------------
John Bethel                President and Operations       $60,000 plus 4% of pre-need sales
                                                           Manager

David Noftsger             Vice President and             $60,000 plus 4% of pre-need sales
                           Operations Manager

Jill Burright              Office Manager/Receptionist    $24,690

Robert Bacon               Contract Funeral Director      $100 per call ($12,790 in 1998)

Kevin Seely                Contract Funeral Director      10% of contract services value

Regina Corda               Pre-Need Sales                 Commission Fee of 9% of contract total
                                                          value plus auto and expenses ($73,000 in
                                                             1999)

Leonard Corda              Service Attendant              $7.00 per hour part time


None of the employees are under contract. CSI does no maintain a health benefit package but does reimburse Regina Corda and Jill Burright for their monthly health insurance coverage (approx. $120 each/month). Regina Corda and Jill Burright have also been entitled to vacations and sick leave.

                                  Schedule "M"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                           List of Material Contracts
                           --------------------------


1. Trust Agreement dated June 13, 1997 between Cremation Society of Iowa, Inc. and Mercantile Bank of Des Moines, Iowa

2.   See Schedule "C"

3.   See Schedule "D"

4.   The agreements in respect of the Excluded Debts as defined in Section 1(o)

                                  Schedule "N"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

                            List of Required Consents
                            -------------------------


Contractual and Other Consents
------------------------------

1.   Consent to assignment of the Leases described in Schedules D and C.

2. Termination of Shareholder Agreement signed by Noftsger, Bethel and CSI and waiver by CSI of any rights to acquire shares under Shareholder Agreement

3.   Transfer of signing authority to designee of Purchaser in respect of:

     a.   USbank, Ankeny, Iowa, Checking Account #1-964-0000-2784; and
     b.   Mercantile Bank of Des Moines, Iowa, Trust Account No. 05003611


Regulatory Consents
-------------------

1.   Consent of State of Iowa State Board of Mortuary Science Examiners for:

     a. Funeral License No. 00347 (Cremation Society of Iowa, Inc. - J. Bethel and D. Noftsger)
     b. Funeral License No. 00348 (Cremation Society of Iowa, Inc. - J. Bethel and D. Noftsger)
     c. Funeral License No. 00516 (Assured Care Funeral Service - J. Bethel and D. Noftsger)

                                  Schedule "O"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------


                See Attached Certificates of Accredited Investor
                ------------------------------------------------

                                  Schedule "P"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------

             See Attached Noftsger Employment/Non-Compete Agreement
             ------------------------------------------------------

                                  Schedule "Q"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------


              See Attached Bethel Employment/Non-Compete Agreement
              ----------------------------------------------------

                                  Schedule "R"

              to the Asset Purchase Agreement dated March 15, 2000
              ----------------------------------------------------


                       See Attached Disclosure Statement
                       ---------------------------------